Exhibit 10.30

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

$640,000.00 JANUARY 28, 2009 CONVERTIBLE NOTE

FOR VALUE RECEIVED, ACCESSKEY, INC., a Nevada corporation, having a place of business at 8100 M4 Wyoming Blvd NE, Suite 420, Albuquerque, New Mexico, 87113, INC. (the “Maker” or the “Company”), hereby promises to pay to the order of Physicians Healthcare Management Group, Inc., a Nevada corporation (“Holder”), having his principal address at 700 S. Royal Poinciana Blvd., Suite 506, Miami, FL  33166, the sum of $640,000.00.

1.  Maturity.  The amount outstanding under this Note will be due and payable at the address of Holder or such other place as Holder may designate on the one year anniversary of this Note (the “Maturity Date”).  No advances shall be made by Holder after the Maturity Date.

2.  Payments of Interest and Principal.  $150,000.00 shall be payable on April 15, 2009; $150,000.00 shall be payable on June 15, 2009; $150,000.00 shall be payable on September 15, 2009 and the balance shall be payable on the Maturity Date.

3.  Interest Rate.  The outstanding principal balance of this Note shall bear interest at a rate per annum equal to 10.0% per annum, amortized monthly.

4.  Optional Prepayment.  Subject to customary equity conditions, the Company may at any time, upon 30 days written notice, prepay all of the outstanding Notes on a pro-rata basis at 110% of the outstanding principal balance. In the event that Maker sends a Prepayment Notice to Holder, Holder may elect prior to the Prepayment Date to convert into common stock of the Company pursuant to Section 5 hereof, all or part of the amount of principal to be repaid by the proposed Prepayment instead of receiving such prepayment.

5.  Optional/Mandatory Conversion. At any time prior to repayment of all amounts due as provided under the Note, $300,000 of the Note shall be convertible at the option of the Holder into fully paid and non-assessable shares of Company Common Stock. Company payments of the outstanding principal balance shall be applied first to the non-convertible portion of the Note, and then to the convertible portion of the Note.  The number of shares of Company Common Stock that Holder shall be entitled to receive upon conversion shall be equal to the number attained by dividing the principal, including accrued interest pursuant to the Note being converted by the Conversion Price.  The “Conversion Price” shall 50% of the lesser of the following:

a)           $.0125
b)           the closing bid price for Common Stock on the trading day one day prior to a Holder Notice of Conversion, or
c)           the average closing bid price for Common Stock on the five trading days immediately prior to a Holder Notice of Conversion, or if a registration statement is not effective on the 180 day anniversary of Closing (“d” and “e” not otherwise applying),
d)           the closing bid price for Common Stock on the 180 day anniversary of Closing, or
e)           the average closing bid price for Common Stock on the five trading days immediately prior to the 180 day anniversary of Closing.

A.  In order to exercise the conversion privilege, Holder shall give written notice of conversion to the Company stating Holder’s election to convert this Note or the portion thereof in whole or in part, as specified in said notice.  As promptly as practicable after receipt of the notice, the Company shall issue and shall deliver to Holder a certificate or certificates for the number of full shares of Company Common Stock issuable upon the conversion of this Note or portion thereof registered in the name of Holder in accordance with the provisions of this Section 5.

B.  Each conversion shall be deemed to have been effected on the date the conversion notice shall have been received by the Company, as aforesaid, and on said date, Holder shall be deemed to have become the holder of record of the shares of Common Stock issuable upon such conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  Any amounts so converted shall not be reborrowed.

C.  The Holder shall not be entitled to shares upon conversion, if such conversion would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such exercise or conversion date, including:

(i) the number of shares of common stock beneficially owned by the Holder and its affiliates, and

(ii) the number of shares of common stock issuable upon the exercise of the warrant and/or options and/or conversion.

For the purposes of this provision as set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate warrant and/or option exercises and/or conversion of only 4.99% and aggregate warrant and/or option exercises and/or conversion by the Holder may exceed 4.99%.  The Holder may void the exercise limitation described in this Section upon 61 days prior written notice to the Company.  The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

In the event that a conversion notice is sent to the Company, and the shares are not issuable to the Holder because it would cause the Holder’s shareholdings in the company to exceed 4.99%, the Company shall instead issue a non-interest bearing Fixed Price Convertible Note, with the same terms as herein, except that the conversion price shall be fixed, equal to the conversion price on the notice of conversion.

6.  Security.  There shall be no security for the repayment of this Note.

7.  Short-Hold Covenant.  Holder covenants and agrees that, so long as any indebtedness is outstanding hereunder, Holder shall not at any time hold or maintain a short position with respect to the securities of the Maker.

8.  Covenants.  Maker covenants and agrees that, so long as any indebtedness is outstanding hereunder, it will comply with each of the following covenants (except in any case where Holder has specifically consented otherwise in writing):

A.  Notice of Event of Default.  Maker shall furnish to Holder notice of the occurrence of any Event of Default (as defined herein) within five (5) days after it becomes known to an executive officer of Maker.

9.  Event of Default.  For purposes of this Note, the Maker shall be in default hereunder (and an “Event of Default” shall have occurred hereunder) if:

A.  Maker shall fail to pay when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Holder hereunder or otherwise;

B.  Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraph A above), and such default shall continue uncured for twenty (20) days after notice thereof to Maker given by Holder, or if an Event of Default shall occur under any other Loan Document;

C.  Maker: becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ten (10) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Maker; if any order for relief is entered relating to any of the foregoing proceedings; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

10.  Consequences of Default.  Upon the occurrence of an Event of Default and at any time thereafter, the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, shall become immediately due and payable.  In addition, the principal balance and all past-due interest shall thereafter bear interest at the rate of 18% per annum until paid.

11.  Liquidated Damages/Remedies not Exclusive.

A.           The remedies of Holder provided herein or otherwise available to Holder at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Holder, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

B.           Liquidated Damages In the event that the Company fails to deliver the shares when due, whether by Section 4, or 5, or otherwise, the number of shares otherwise due shall increase by 3% for each month or partial month, until the Company does deliver such shares. The parties agree that this is a reasonable amount for liquidated damages, given the difficulty to determine, in advance, what actual damages may lie.

12.  Notice.  All notices required to be given to any of the parties hereunder shall be in writing and shall he deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address first set forth above. Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed.  Any notice mailed shall be sent by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

13.  Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.  Successors and Assigns. This Note inures to the benefit of the Holder and binds the Maker, and its respective successors and assigns, and the words “Holder” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

15.  Assignment. The Maker may assign or transfer its duties hereunder with the written consent of the Holder.

16.  Waiver of Formalities. Except as provided in this Note, presentment, protest, notice, notice of dishonor, demand for payment, notice of protest and notice of non-payment are hereby waived.

17.  Non-Waiver by Holder. The failure or delay by the Holder of this Note in exercising any of his rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder of this Note may not waive any of its rights, except in an instrument in writing signed by the Holder.

18.  Entire Agreement.  This Note embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether express or implied, oral and written.

19.  Modification of Agreement.  This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Holder.

20.  Governing Law.  This instrument shall be construed according to and governed by the laws of the State of Florida.

21.  Consent to Jurisdiction and Service of Process.  Maker irrevocably appoints each and every officer of Maker as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Florida by service of process on any such, officer; and Maker agrees that the courts of the State of Florida shall have jurisdiction with respect to the subject matter hereof and the person of Maker. Notwithstanding the foregoing, Holder, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties may be located.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the date written above.

MAKER

ACCESSKEY, INC.

/s/ Bruce Palmer
Bruce Palmer, President